UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2008

NETWORK ENGINES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-30863	04-3064173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
25 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On June 12, 2008, the Board of Directors of Network Engines, Inc. (the “Company”) approved a stock repurchase program.  The program authorizes the Company to repurchase up to $5 million of its outstanding common stock.  The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors, including management’s discretion.  Repurchases may be in open-market transactions or through privately negotiated transactions, and the repurchase program may be modified or terminated by the Board of Directors at any time.

The press release announcing the approval of the repurchase program is attached hereto as Exhibit 99.1 and is incorporated by reference.

The information in this Form 8-K (including Exhibit 99.1) is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.

99.1	Press Release entitled "NEI Announces Stock Repurchase Program" issued June 12, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date:	June 12, 2008	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary